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                                                  EXHIBIT 10.2

                              JAH REALTIES, L.P.
                             VERITECH VENTURES LLC
                                  JAH I/O LLC
                            C/O JAH REALTIES, L.P.
                       2 MANHATTANVILLE ROAD, SUITE 205
                           PURCHASE, NEW YORK 10577


                              September 23, 1999



Reckson Service Industries, Inc.
RSI I/O Holdings, Inc.
RSI-OnSite Holdings LLC
RSI-OSA Holdings, Inc.
c/o Reckson Service Industries, Inc.
10 East 50th Street
New York, New York 10022

Gentlemen:

         This letter agreement (this "Agreement") sets forth the agreement of the parties hereto with respect to the acquisition (the "Acquisition") by Reckson Service Industries, Inc. ("RSI") or its Affiliates (as defined below) ("Buyer") of all of the Sellers' (as defined below) right, title and interest in and to the Securities (as defined below) and the other matters set forth herein.

         1.   CERTAIN DEFINITIONS. For purposes of this Agreement:

              (a)  "Securities" means, collectively:

                   (i) all interests (equity, debt or otherwise) (collectively, the "JAH I/O Interests") in JAH I/O, LLC, a New York limited liability company ("JAH I/O"), owned directly or indirectly, beneficially or of record ("Owned"), by JAH Realties, L.P., a New York limited partnership ("JAH"), or any of JAH's Affiliates (collectively, "Halpern Realties"). JAH I/O is the Halpern Realties' member of INTEROFFICE SUPERHOLDINGS LLC, a Delaware limited liability company ("ISC");

                   (ii) all interests (equity, debt or otherwise)
                        (collectively, the "OCC Interests") in ONSITE COMMERCE AND CONTENT LLC, a Delaware limited liability company ("OCC"), Owned by Halpern Realties; and


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                   (iii) 2,597,396 shares of common stock, par value $0.01 per share, as adjusted for any stock dividend, stock split, other distribution or reclassification of OnSite common stock applicable to all record holders of OnSite common stock generally (the "OnSite Common Stock" and together with the Series B Proceeds (as defined below), the "OnSite Securities"), of ONSITE ACCESS INC., a Delaware corporation ("OnSite"), Owned by VERITECH VENTURES LLC, a New York limited liability company ("Veritech") or any of Halpern Realties' or Veritech's Affiliates. The sale of the OnSite Common Stock by Veritech to Buyer together with such registration rights in the OnSite Common Stock as are transferable by Veritech are hereunder known as the "OnSite Sale." In connection with the OnSite Sale, Veritech agrees to transfer and assign to Buyer at the closing of the OnSite Sale such registration rights in the OnSite Common Stock as are transferable by Veritech.

              (b) "Series B Proceeds" means, collectively, fifty-eight percent (58%) of the consideration due, paid or payable to any Seller or its Permitted Successor (as defined below), as the case may be, resulting from or in connection with:

                   (i) any sale, transfer or other disposition (other than to a Permitted Successor) of any Series B Redeemable Preferred Stock (the "Preferred Stock"), $0.01 par value per share, of OnSite Owned by Veritech as of the date hereof and any securities, rights, benefits or entitlements distributed on or in exchange for such shares of Preferred Stock (collectively, the "Series B Stock"); and

                   (ii) any dividend payment not covered in section 1(b) (i)
                        above, interest payment, liquidation payment or other payment or distribution accruing to holders of the Series B Stock other than the 12% dividend on the Preferred Stock accrued and unpaid from the date of its issuance through the date of the acquisition by Buyer of the OnSite Common Stock at closing.

                   The parties agree that the rights granted to Buyer by Sellers under this Agreement to the Series B Stock consist solely of the rights specified herein and that the terms of this Agreement do not grant, convey or otherwise provide to Buyer any other rights, beneficially or otherwise, in any of the shares of the Series B Stock, including, without limitation, the right to vote or dispose of such shares of Series B Stock in any manner.


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              (c)  "Affiliate" means any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a specified person or entity, and, with respect to an individual, shall include such person's immediate family (i.e., parents, spouse and children) or a trust for the benefit thereof.

              (d) "Deemed Interest Credit" means the amount equal to $1,513,433.25 multiplied by 12% per annum for the period from the date of this Agreement to and including the earlier of (x) the date of the closing of the Vantas Sale (as defined below) or (y) January 31, 2000.

              (e) "Permitted Successor" means any transferee or assignee of Series B Stock or RSI Stock received upon the closing of the Vantas Sale who is a person or entity that (i) on the date of this Agreement is a partner in JAH, a member of Veritech or an Affiliate of such persons or entities, and
                   (ii) concurrently with such transfer or assignment executes a supplement to this Agreement in form and substance reasonably acceptable to Buyer pursuant to which such transferee or assignee irrevocably agrees to be bound by the terms and conditions of this Agreement in all respects (including with respect to the Series B Stock, the obligations relating to the payment of the Series B Proceeds) as if such transferee or assignee is a Seller in this Agreement.

              (f) "Sellers" means, collectively, Veritech and JAH; each such entity is referred to in this Agreement, individually, as a "Seller".

         The parties hereto, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, covenant and agree that the Acquisition shall be consummated as follows:

         2. FORM OF ACQUISITION. The transaction will take the form of a purchase by Buyer of all of the Securities (except the Series B Proceeds) from the Sellers. Concurrent with the execution and delivery of this Agreement, unless noted below, in addition to the other documents specified in this Agreement, the parties shall receive a duplicate original of the agreements, documents and/or instruments listed in clauses (i), (ii), (iii), (iv) and
              (vi) below and a certified copy of the agreements, documents and/or instruments listed in clause (v) below:


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                   (i)  Waiver and Amendment from each of Rieger I/O LLC,
                        RFIA, LLC, JAH I/O, RSI I/O LLC and ISC attached hereto as Exhibit I providing, inter alia, that the sale of the JAH I/O Interests is a Permitted Transfer and not a Syndication (as each such term is defined by the ISC LLC Agreement (as defined below));

                   (ii) Agreement between Martin Rabinowitz and OCC in the
                        form attached hereto as Exhibit II providing, inter alia, that all of the interests of Martin Rabinowitz ("MR") and his Affiliates in OCC have been, or effective on the date of the closing of the Acquisition will be, terminated (the "Rabinowitz Acquisition Agreement");

                   (iii)Certificates certifying the charter documents and
                        attaching evidence of the good standing of each party to this Agreement;

                   (iv) At each closing, legal opinions from counsel to
                        Sellers and counsel to Buyer as to power and authority;

                   (v) At the closing, documentation evidencing the termination of (x) that certain promissory note payable by JAH to Union State Bank ("USB") in the principal amount of $3 million dated February 25, 1998, and (y) the security interest of USB in and to any of the Securities which were pledged to USB in order to secure such promissory note;

                   (vi) Attached to this Agreement as Schedule 20(i) are
                        resolutions by the parties' respective boards of directors or managers or partner consents, as the case may be, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein; and

                   (vii)Sellers will represent and warrant as provided in
                        Schedule 9 paragraph (a) that Schedule 20(ii) sets forth all of the shares in RSI and Reckson Associates Realty Corp. ("RARC") and units in Reckson Operating Partnership, L.P. ("ROP") Owned by any of Sellers or their respective Affiliates as of the date of this Agreement and at each closing.

         3.       PURCHASE PRICE.

              (a) Subject to the terms and conditions of this Agreement, the purchase price for the Securities (the "Purchase Price") shall consist of:


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                   (i)  2,423,148 shares of newly issued common stock, $0.01
                        par value per share, of RSI ("RSI Stock"), as adjusted for any stock dividend, stock split, other distribution or reclassification of RSI Stock applicable to all record holders of RSI Stock generally, on the date hereof through the closing date;

                   (ii) a promissory note (the "Promissory Note") in the
                        principal amount of $5,596,572 issued to JAH; and

                   (iii) cash in an aggregate amount equal to $13,535,501 less the Deemed Interest Credit, such aggregate amount to be paid by Buyer to JAH in immediately available funds by federal funds bank wire transfer on the closing of the Vantas Sale.

              (b) The Promissory Note shall be in the form of Exhibit III attached hereto.

              (c)  The Purchase Price shall be allocated as follows:

                   (i) for the JAH I/O Interests: (x) cash in the amount of $13,535,501 less the Deemed Interest Credit, and (y) 431,551 shares of RSI Stock;

                   (ii) for the OCC Interests: (x) issuance and delivery of
                        the Promissory Note in the aggregate amount of $5,596,572, and (y) 260,000 shares of RSI Stock;
                        provided, however, that on the closing of the Acquisition of the OCC Interests, the remaining amount of previously paid capital contributions to OCC shall be used to fund the purchase price payable to MR under the Rabinowitz Acquisition Agreement, it being understood that any such amounts which are payable to MR in excess of amounts which are properly distributable to MR and JAH under the terms of OCC limited liability company agreement shall be reimbursed to OCC by JAH at the closing of the Rabinowitz Acquisition Agreement; and

                   (iii) for the OnSite Common Stock: 1,731,597 shares of RSI
                        Stock, provided, however, that as a subsequent credit to the purchase price being paid by Buyer for the OnSite Common Stock, Buyer shall be entitled to the Series B Proceeds, if any, which Series B Proceeds shall be paid to Buyer by Sellers in accordance with
                        Section 9(c) of this Agreement.

         4.   CLOSING.

              (a) The closing of the Acquisition (other than the Vantas Sale) shall occur on September 30, 1999, or such earlier date as the parties may agree, provided that the conditions set forth in Section 4(b) of this Agreement (the "Conditions")

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                   have been satisfied or waived. In the event the closing of the OnSite Sale does not occur on or prior to September 30, 1999 based solely on the precondition that the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") be satisfied or other regulatory approvals be obtained, then the closing shall be postponed until all such approvals (the HSR Act approval and the other approvals) have been obtained, provided, however, that if all such approvals (including HSR Act approval) have not been obtained on or prior to December 17, 1999, then Sellers shall have the right, in their sole discretion, to elect by written notice to Buyer delivered on or before December 22, 1999, to (i) sell all of the JAH I/O Interests, the OCC Interests and the OnSite Common Stock to Buyer with a closing (except for the Vantas Sale) to occur on or prior to December 30, 1999, but with the OnSite Common Stock consisting of only 1,499,000 shares of OnSite Common Stock (with an adjustment to the Purchase Price and the Series B Proceeds credit to the Purchase Price) if the only approval not obtained is HSR Act approval, or (ii) terminate this Agreement and all of the transactions contemplated hereby in their entirety.

              (b)  The Conditions to closing are:

                   (i) to the extent necessary, regulatory approval(s) with respect to the transfer of the OnSite Securities;

                   (ii) to the extent described in the last sentence in
                        Section 4(a), HSR Act approval (and the parties agree that, in the event that such approval is necessary, Buyer shall pay all fees and costs, including reasonable attorney's fees of the attorneys designated by Buyer to represent Buyer and the Sellers in connection with preparing, filing and processing the application under the HSR Act);

                   (iii)the simultaneous closing under the Rabinowitz
                        Acquisition Agreement (and if for any reason Sellers fail to close under the Rabinowitz Acquisition Agreement, then Buyer may, at its option, close on behalf of Sellers); and

                   (iv) as an additional condition to the closing of the
                        Vantas Sale, HSR Act approval, if necessary (and the parties agree that, in the event that such approval is necessary, Buyer shall pay all fees and costs,


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                        including reasonable attorney's fees of the attorneys
                        designated by Buyer to represent Buyer and the Sellers in connection with preparing, filing and processing the application under the HSR Act).

         5. VANTAS SALE. JAH shall sell (the "Vantas Sale") to Buyer all of the JAH I/O Interests on the following terms:

              (a) At the time this Agreement is executed and delivered, the Buyer shall deposit into escrow with the Buyers' counsel, Herrick, Feinstein LLP ("HF"), pursuant to an escrow agreement in the form annexed hereto as Exhibit IV, a $2.3 million principal amount irrevocable standby letter of credit in a form reasonably acceptable to Sellers, such deposit representing part of the Vantas Sale purchase price.

              (b) The Vantas Sale shall close concurrently with the consummation of the purchase (the "Cahill Sale") by Buyer of the VANTAS Incorporated ("Vantas") securities (the "Cahill Shares") of Warnock Strategic Partners Fund L.P., Strategic Associates, L.P. and David L. Warnock (collectively, "Cahill") whether the Cahill Sale is consummated in whole or in part; provided, however, that JAH may elect to postpone the closing until any date up to and including January 14, 2000, by giving a notice to Buyer not later than five (5) business days after receipt by JAH of written notice of the scheduled closing date of the Cahill Sale. In the event the Cahill Sale is not consummated, in whole or in part, prior to January 5, 2000, then the Vantas Sale shall be consummated not later than January 14, 2000.

              (c) With respect to 345,241 shares of RSI Stock received upon the closing of the Vantas Sale: upon the one-year anniversary of the closing date and for thirty days thereafter (time being of the essence), JAH (or, if applicable, JAH's Permitted Successor) may request, by written notice to Buyer, that Buyer pay to such party an amount equal to (x) the difference between $19 per share of RSI Stock and the closing price (if lower than $19) of RSI Stock on the date such notice is given multiplied by (y) the lesser of 345,241 and the number of shares of RSI Stock Owned by such party on the date such notice is given, provided, however, that (i) this right shall automatically and irrevocably expire if the average of the volume weighted average closing price (the "VWAP") of RSI Stock for any consecutive fifteen day period (the "15 Day Period") commencing from the date of this Agreement prior to the giving of the aforesaid notice is $19 per share or higher, and (ii) the right to such payment shall at all times be adjusted for any stock dividend, stock split, other distribution or reclassification of RSI Stock applicable to all record holders of RSI Stock generally; and provided further, however, that if the underwriter


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                   lock-up agreement referred to in Section 13(c) is in effect and precludes Sellers from selling 345,241 shares of RSI Stock during the effectiveness of such lock-up agreement, then the RSI Stock closing price during such lock-up period shall be excluded in calculating the VWAP, and the day immediately preceding the effectiveness of such lock-up period and the day immediately following the termination of such lock-up period shall be deemed to be consecutive days for purposes of calculating the 15 Day Period.

              (d) With respect to 86,310 shares of RSI Stock received upon the closing of the Vantas Sale: upon the one-year anniversary of the closing date and for thirty days thereafter (time being of the essence), JAH (or, if applicable, JAH's Permitted Successor) may request, by written notice to Buyer, that Buyer pay to such party an amount equal to (x) the difference between $15 per share of RSI Stock and the closing price (if lower than $15) of RSI Stock on the date such notice is given multiplied by (y) the lesser of 86,310 and the number of shares of RSI Stock Owned by such party on the date such notice is given, provided, however, that (i) this right shall automatically and irrevocably expire if the average of the VWAP of RSI Stock for any 15 Day Period prior to the giving of the aforesaid notice is $15 per share or higher, and (ii) the right to such payment shall at all times be adjusted for any stock dividend, stock split, other distribution or reclassification of RSI Stock applicable to all record holders of RSI Stock generally; and provided further, however, that if the underwriter lock-up agreement referred to in Section 13(c) is in effect and precludes Sellers from selling 86,310 shares of RSI Stock during the effectiveness of such lock-up agreement, then the RSI Stock closing price during such lock-up period shall be excluded in calculating the VWAP, and the day immediately preceding the effectiveness of such lock-up period and the day immediately following the termination of such lock-up period shall be deemed to be consecutive days for purposes of calculating the 15 Day Period.

              (e) Effective upon the closing of the Vantas Sale, JAH and its partners, Affiliates, agents and representatives shall be indemnified and held harmless by Buyer from all liabilities, obligations, claims or damages brought or asserted by third parties or otherwise arising out of, in connection with or as a result of JAH I/O being or having been a member of ISC for acts or omissions by the indemnified party other than acts or omissions for which Sellers are indemnifying Buyer. Effective upon the closing of the Vantas Sale, Buyer and its Affiliates, agents and


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                   representatives shall be indemnified and held harmless by
                   Sellers, jointly and severally, from all liabilities, obligations, claims or damages brought or asserted by third parties or otherwise arising out of, in connection with or as a result of wilful acts or wilful omissions or gross negligence of JAH I/O in respect of ISC prior to the closing date of the Vantas Sale.

              (f) Effective upon the closing of the Vantas Sale, JAH, JAH I/O, ISC, RSI I/O Holdings, Inc. and RSI hereby each release the other and their respective Affiliates, agents and representatives from any and all claims arising prior to the closing date of the Vantas Sale that they have or may have with respect to ISC except for the obligations set forth in this Agreement.

              (g) For a period of three years after the closing date of the Vantas Sale, RSI shall cause Jon Halpern to be elected a director and named Vice Chairman of the Vantas board of directors (the "Vantas Board"). As a director of Vantas, Jon Halpern: (i) shall be subject to the laws of fiduciary duty applicable to a director under the corporate law of the jurisdiction where Vantas is then incorporated and applicable securities laws and may be removed from the Vantas Board for any breach of any such duties; (ii) may be removed from the Vantas Board if he refuses to execute a registration statement for a public offering of securities of Vantas that has been approved by the requisite number of directors of Vantas to authorize such act and each other director appointed by RSI has signed or has agreed to sign the applicable registration statement; and (iii) may be removed from the Vantas Board for any misappropriation of any corporate opportunity of Vantas; provided, however that Jon Halpern may not be removed from the Vantas Board pursuant to this clause (iii) for engaging in any activity which is then engaged in by RSI or its Affiliates other than through Vantas.

              (h) For a period of three years after the closing date of the Vantas Sale, RSI shall cause Jon Halpern to be appointed to the RSI Strategic Steering Committee. Notwithstanding the foregoing, RSI may remove Jon Halpern from such appointment for cause.

              (i) Notwithstanding any provision of this Agreement to the contrary, the parties agree that Sellers shall not be liable for (i) any obligations paid or payable to the holder of the Class B Units in ISC (the "Rieger Profits Interest") pursuant to the Interoffice Superholdings LLC Limited Liability Company Agreement dated August 14, 1998 (the "ISC LLC Agreement") and/or that certain letter agreement dated January 29, 1998 by and among Interoffice Superholdings Corporation, Robert Rieger and Rieger I/O LLC;. (ii) any obligations paid or payable to any holder of options to purchase Class A Units in ISC pursuant to the ISC LLC Agreement and/or any employment or option agreement with such option holder and (iii) any obligations for which ISC has indemnified Vantas at the time of the January, 1999 merger with Vantas.

         6. WAIVER REGARDING THE SERIES D STOCK, THE SERIES E STOCK AND THE CAHILL SALE. Notwithstanding anything herein to the contrary, on the date hereof, each Seller hereby irrevocably waives any rights that it may have to acquire any direct or indirect securities of Vantas or ISC by reason of (i) the Cahill Sale,
              (ii) the offer and sale of the Series D Convertible Preferred Stock of Vantas ("Series D Stock"), or (iii) the offer and sale of the Series E Convertible Preferred Stock of Vantas ("Series E Stock"), including, without limitation, any rights or claimed rights of any of the Sellers under the Side Letter (as defined below) and/or the ISC LLC Agreement; provided, however, that if the Vantas Sale does not close, then JAH I/O shall have the right, by giving notice to Buyer by on or before January 21, 2000 and by paying in full to Buyer by on or before January 30, 2000 all amounts required to be paid (including, without limitation, the Deemed Interest Credit), to acquire: (a) an additional interest in ISC representing indirect beneficial ownership of 288,273 shares of Series D Stock at $5.25 per share (subject to upward adjustment to $6.25 per share as provided in the Certificate of Designation and related purchase documentation for such Series D Stock) and (b) 27.35991% of the Class A Units in ISC (subject to reduction in accordance with Section 14(i) of the ISC LLC Agreement) that it would have been entitled to acquire if RSI, Reckson Office Centers LLC, RSI I/O Holdings, Inc. and ISC had each exercised in full all of their preemptive rights, as regards the Series D Stock and Series E Stock, and the right of first refusal rights of each such entity to all of the Cahill Shares (to the extent the Cahill Shares are actually purchased by any or all of RSI, Reckson Office Centers LLC, RSI I/O Holdings, Inc. and ISC and/or their respective Affiliates, designees or assigns, whether under the right of first refusal or under the Cahill purchase agreement) and the appropriate capital call shall be deemed made as if made at the time of such acquisitions.

         7. OCC. JAH shall sell (the "OCC Sale") to Buyer all of the OCC Interests on the following terms:

              (a) Effective upon the closing of the OCC Sale, JAH and its partners, Affiliates, agents and representatives shall be indemnified and held harmless by Buyer from all liabilities, obligations, claims or damages brought or asserted by third parties or otherwise, arising out of, in connection with or as a result of JAH being or having been a member of OCC for acts or omissions of the indemnified party except for acts or omissions which Seller is indemnifying Buyer. Effective upon the closing of the OCC Sale, Buyer and its Affiliates, agents and representatives shall be indemnified and held harmless by Sellers, jointly and severally, from all liabilities, obligations, claims or damages brought or asserted by third parties or otherwise, arising out of, in connection with or as a result of any wilful acts or wilful omissions or gross negligence of JAH arising out of, in connection with or as a result of JAH being or having been a member of OCC prior to the closing date; and

              (b) Effective on the closing of the OCC Sale, JAH, OCC, RSI-OSA Holdings, Inc. and RSI hereby each release the other and their respective Affiliates, agents and representatives from any and all claims arising prior to the closing of the OCC Sale that they have or may have with respect to OCC except for obligations set forth in this Agreement.

         8.   [INTENTIONALLY OMITTED]

         9. REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Buyer to the Sellers, and the joint and several representations and warranties of the Sellers to the Buyer, in each case set forth on Schedule 9, annexed hereto, are hereby incorporated by reference herein with the same force and effect as if fully set forth herein. All representations and warranties of the Sellers and the Buyer shall expire upon the 15th month anniversary date of the closing for which such representation or warranty relates (the OCC Sale, the Vantas Sale and/or the OnSite Sale, as the case may be) except for the representations and warranties contained in paragraphs (b), (c),
              (d), (e), (g), (h), (j), (l) and (m) of Schedule 9 for the Sellers and paragraphs (a), (b), (d) and (e) of Schedule 9 for the Buyer, which shall survive the respective closing until expiration of the applicable statute of limitations period. In addition to the other covenants and agreements included in this Agreement, the parties hereto agree as follows:

              (a) Sellers agree that from and after the closing date of the Acquisition (other than the Vantas Sale), no Seller shall, without the prior consent of at least a majority of the board of directors of RSI (except as provided below) and a majority of the board of directors of RARC, directly or indirectly acquire any additional securities of RSI or RARC, which upon such acquisition would result in the Sellers (determined at the time of such acquisition) together beneficially owning (including ownership by attribution under Section 856(d)(5) of the Internal Revenue Code of 1986, as amended (the "Code")) more than 9.9% of the outstanding common stock or capital stock of RSI or more than 9.0% of the outstanding common stock or capital stock of RARC; provided, however, that this limitation shall not prohibit nor limit in any respect the Sellers from owning the number of shares set forth on the Schedule 20(ii) annexed to this Agreement (as adjusted for any stock dividend, stock split, other distribution or reclassification of RSI Stock and/or RARC securities applicable to all record holders of RSI Stock and/or RARC securities generally); and provided further, however, that in the event that Code Section 856(d)(5) is altered, amended or modified so that the reference therein to "10 percent" is increased, RSI shall endeavor to provide an ownership limit exception that makes a corresponding increase to the ownership limit with respect to the common stock of RSI and capital stock of RSI for the Sellers upon their request, to be effective not earlier than five years after the closing date of the Acquisition (other than the Vantas Sale). Notwithstanding the foregoing, no approval of the RSI board of directors shall be required if any Seller only acquires additional securities in RARC.

              (b) Buyer shall use its commercially reasonable efforts (which efforts shall not include the payment of money or granting of other consideration) upon the closing of the Vantas Sale to modify the Fifth and Amended and Restated Vantas Stockholders' Agreement to remove the non-competition covenants applicable to Sellers and, to the extent applicable, their Affiliates.

              (c) Any and all amounts payable to Buyer in respect of Series B Proceeds shall be paid (or, if applicable, assigned) by Sellers within two business days after receipt.

              (d) In addition to any rights that Buyer may have arising from or in connection with any breach by Sellers of a representation, warranty or covenant set forth in this Agreement, Buyer shall have the right to deduct and set-off from any amounts payable to Sellers an amount equal to the costs, liabilities, damages and expenses, including attorneys' fees, resulting from such breach or which Buyer in good faith reasonably anticipates will result from such breach; provided, however, that prior to such deduction or set-off Buyer (i) provides JAH with a notice describing the alleged breach and the calculation of the amount of such deduction and/or set-off, and (ii) provides a letter of credit or other comparable security so that if Sellers prevail in a litigation concerning such breach, Sellers can be paid from such security. In any litigation pursuant to this provision, the prevailing party shall recover all legal fees and costs including, in the case of Buyer, all costs of the letter of credit or other security. The parties understand that this Section 9(d) contemplates that each sale (i.e., the OCC Sale, the OnSite Sale and the Vantas Sale) provides a separate right to set-off for breaches of representations, warranties and covenants relating exclusively to that particular sale and that a breach claimed under one sale cannot give rise to a right of set-off pertaining to another sale.

         10. INDEMNIFICATION. Buyer and Sellers agree to indemnify each other from any and all costs, liabilities, damages and expenses, including attorneys' fees, resulting from breach of the representations and warranties and covenants set forth in this Agreement.

         11. REGISTRATION RIGHTS. Effective on the closing date of the Acquisition (other than the Vantas Sale), the Sellers shall have the right to require that RSI register under the Securities Act of 1933, as amended, the shares of RSI Stock issued to the Sellers pursuant to this Agreement on such closing date, in accordance with the terms of the Registration Rights Agreement annexed hereto as Exhibit V (the "Registration Rights Agreement"), which agreement shall be executed and delivered in the form annexed hereto on the closing date. Effective on the closing date of the Vantas Sale, the Sellers shall have the right to include the RSI Stock issued to Sellers pursuant to the Vantas Sale in the registration statement contemplated by the Registration Rights Agreement.

         Subject to Section 13, nothing in this Section 11 shall affect the rights, if any, of Sellers to sell shares of RSI Stock under Rule 144 under the Securities Act of 1933, as amended, or any successor rule or regulation.

         12.  TERMINATION OF AGREEMENTS.

              (a) Concurrently with the closing of the OCC Sale and the OnSite Sale without any further action by Buyer or Sellers, the following agreement is terminated and of no further force or effect:

                   the letter agreement dated December 24, 1997 by and among Reckson Associates Realty Corp., Jon L. Halpern and Martin Rabinowitz; provided, however, that the termination of such letter agreement shall not modify or otherwise effect that letter's provisions set forth in Sections 1.c., 2.a., 2.b. and 2.f., which provisions shall not be modified by this Agreement and shall continue in full force and affect.

              (b) Concurrently at the closing of the Vantas Sale and without any further action by Buyer or Sellers, the following agreements are terminated and of no further force or effect:

                   (i) the letter agreement dated November 9, 1998 (the "Side Letter") among JAH I/O, Reckson Management Group, Inc., Buyer, RSI I/O Holdings, Inc. and Reckson Office Centers, LLC; and

                   (ii) Interoffice/Jon Halpern Terms Sheet dated September
                        24, 1998 by and among Reckson Management Group, Inc., Reckson Service Industries, Inc. and JAH I/O LLC.

         13.  LOCK-UP AGREEMENTS

              (a) Sellers agree that so long as the members of the senior management of RSI on the date hereof and their respective Affiliates (such persons and entities, collectively, being the "Rechler Persons"), Own, in the aggregate, more than fifty percent (50%) of the RSI Stock (as adjusted for any stock dividend, stock split, other distribution or reclassification of RSI Stock applicable to all record holders of RSI Stock generally) Owned by them in the aggregate on the date of this Agreement, they will not, without the prior written consent of Buyer, directly or indirectly, other than as provided herein, for a period of twelve (12) months after the date of the issuance of the RSI Stock to the Sellers, offer, sell, contract to sell or otherwise dispose of or transfer any shares of RSI Stock received pursuant to this Agreement other than the aggregate of 431,551 shares of the RSI Stock (received under the Vantas Sale). This lock-up agreement shall not prohibit (i) the Sellers from transferring RSI Stock to any Affiliate of the Sellers, to any charitable organization, or to any other party in connection with any family or estate planning by Sellers or their Affiliates or by gift, will or the laws of descent and distribution, provided that such transferee agrees in writing to the transfer restrictions described herein or (ii) the Sellers from transferring during any three month period an amount of shares of RSI Stock that does not exceed 10% of the RSI Stock Owned by Sellers pursuant to this Agreement; provided, however, that in no event during the 12 month lock-up period of this Section 13, shall the Sellers sell an aggregate of more than 1,000,000 shares of RSI Stock (whether such shares are registered or not registered under the registration statement contemplated by the Registration Rights Agreement), including the RSI Stock received by Sellers pursuant to the Vantas Sale;

              (b) Sellers agree that so long as: (i) the Rechler Persons Own, in the aggregate, more than fifty percent (50%) of the RSI Stock (as adjusted for any stock dividend, stock split, other distribution or reclassification of RSI Stock applicable to all record holders of RSI Stock generally) Owned by them on the date of this Agreement, and (ii) Sellers and/or their respective Affiliates Own five percent (5%) or more of the issued and outstanding RSI Stock, in the aggregate, then Sellers and their respective Affiliates will vote such stock on "change of control" issues pertaining to RSI only (i) in such manner as the majority of the RSI board of directors recommends or (ii) by abstaining; provided, however, that nothing contained in this Section 13(b) shall prevent (i) Sellers or their respective Affiliates from selling such shares to any person or entity making a tender offer, exchange offer or similar transaction for RSI Stock whether or not such sale is recommended by a majority of the RSI board of directors or (ii) Sellers from voting on any other matter for which RSI stockholders are entitled to vote generally. For purposes of this Section 13, "change of control" issues consist solely of the following: (1) any proposed merger or consolidation of RSI with or into any person, or any proposed sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of RSI, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable), is or becomes the beneficial owner, directly or indirectly, of more than thirty-five percent (35%) of the shares of the total voting power of RSI, (2) a proposal under which any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act, whether or not applicable) would become the beneficial owner, directly or indirectly, of more than thirty-five percent (35%) of the total voting power of RSI, or (3) a proposal under which any party would receive the right to elect a majority of the RSI board of directors or to control, directly or indirectly, a majority of the RSI board of directors; and

              (c) Notwithstanding the provisions of Section 13(a) above, if RSI sells common stock or securities convertible into common stock through an underwritten public offering during the 12 month lock-up period, the Sellers (including their successors and assigns) shall agree to enter into standard underwriter lock-up agreements providing that the Sellers (and/or such successors and assigns) will not offer, sell, contract to sell or otherwise dispose of or transfer any shares of RSI Stock for the identical lock-up period provided for in the underwriter lock-up agreements entered into by members of RSI's senior management; provided, that in no event shall such period exceed 120 days; provided however that (i) the Sellers shall be permitted in any event to make the transfers provided for in Section 13(a)(i) above and Section 14 below without restriction or limitation, (ii) that the term of the Registration Rights Agreement shall be extended by the number of days by which the Sellers are subject to the underwriter's lock-up in excess of sixty (60) days and (iii) that after the expiration of the underwriter's lock-up, the Sellers shall be permitted to increase the number of shares which they may transfer in the next three month period under Section 13(a)(ii) by the number of shares which Sellers could not transfer during the prior three month period because of the underwriter's lock-up.

         14.  PLEDGES AND MARGIN. The lock-up agreements referred to in
              Section 13 of this Agreement shall not prohibit the Sellers and/or their Affiliates and their permitted successors and assigns from pledging their RSI Stock to any nationally recognized financial institution as collateral for a bona fide third party loan or from using the RSI Stock as margin collateral with a nationally recognized financial institution or broker/dealer pursuant to a bona fide third party transaction, provided, however, that such financial institution or broker/dealer shall not be subject to the lock-up provisions of
              Section 13 of this Agreement if and only if the aggregate fair market value of the collateral securing such loan or indebtedness is, as of the first day of such pledge or use, not more than 2 times the amount of such loan or indebtedness. Provided that Sellers have complied with the foregoing, Buyer will cooperate with effectuating the purposes of this Section 14, including at Sellers' request, Buyer will promptly complete and sign any certificate, instrument or other document or perform any other action or thing that is reasonably requested or desired by any lender, Seller or its Affiliates in connection with the use of RSI stock as collateral for a loan and otherwise promptly take all other actions to carry out the provisions under this Section 14, all at Sellers' sole cost and expense (including Buyer's reasonable attorneys fees).

         15. RIGHTS TO CERTAIN INFORMATION. Subject to RSI's fiduciary duties and any confidentiality obligations it may have, Jon Halpern will have the right to receive any and all information, reports, analysis and other access relating to the business, operations and prospects of RSI and its Affiliates which would be afforded to any institutional investor of RSI without becoming an "insider".

         16. TIME OF THE ESSENCE. Time shall be of the essence with respect to all notices required to be given, all payments required to be made and all conditions required to be satisfied under this Agreement.

         17. BROKER. Each of the parties agrees that no finder's fee or broker's commission shall by reason of its actions be payable by any other party in connection with the transactions contemplated hereby and no party knows of any such fees payable by any party.

         18. FEES AND EXPENSES. Sellers and Buyer hereby agree that they will pay their own (and their representatives') respective fees and advances incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and any other agreements or documents contemplated hereby or thereby.

         19. PUBLICITY. No press release or other public statement shall be issued, nor shall the terms of this Agreement be disclosed to third parties other than the representatives of the parties, without the mutual consent of Buyer and Sellers; provided, however, that nothing herein shall prohibit Buyer from making any public statement that, on the advice of counsel, is required or advisable to make in order to comply with its obligations under applicable securities laws or stock exchange agreements.

         20. BINDING AGREEMENT. This Agreement constitutes a binding agreement among the parties hereto and supercedes all prior agreements or understandings, written or oral, concerning the subject matter of this Agreement.

         21. REMEDIES. The parties agree that damages may not be an adequate remedy in the event of a breach or threatened breach of this Agreement and, accordingly, each agrees that either party, their agents, representatives or the Affiliates of any of them, as the case may be, shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach or threatened breach of the provisions of this Agreement, in addition to all other remedies available at law or in equity.

         22. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         23. FURTHER ASSURANCES. At any time, and from time to time after the date hereof, each party shall, without further consideration and at its own cost and expense, execute and deliver such additional agreements, instruments, documents or certificates and take such further action as shall reasonably be requested by any other party to this Agreement in order to carry out the provisions of this Agreement, including, without limitation, taking any and all necessary actions reasonably requested by any party hereto to satisfy any regulatory filing requirements whether under the HSR Act, telecommunications regulations or otherwise.

         24. ASSIGNS. Neither this Agreement nor any of the rights or obligations of any party shall be assignable or transferable by such party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party.

         25. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York.

         26. AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given without the written consent of Buyer and Sellers.

         27. NOTICES. All notices, requests, demands and other communications which are required to be given under this Agreement shall be in writing and shall be deemed to have been duly given: (i) upon receipt if personally delivered; (ii) one business day after being transmitted with confirmation of transmission, if transmitted by telecopy or facsimile; (iii) one business day after it is sent, if sent for next day delivery by a recognized overnight courier service with signed receipt; and (iv) upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to the address set forth on the signature page of this Agreement or to such other address provided by a party by delivering appropriate notice.

         28. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed and delivered via facsimile machine by the parties, which shall be deemed for all purposes as original.

                           [SIGNATURE PAGES FOLLOW]

         If the foregoing terms and conditions are satisfactory to you, please signify your agreement thereto by signing and returning the enclosed copy of this Agreement.

                                  Very truly yours,

                                  JAH Realties, L.P.
                                  2 Manhattanville Road
                                  Suite 205
                                  Purchase, New York  10577
                                  Tel:  914-460-0660
                                  Fax: 914-460-0662

                                  By:  JLH Realty Management Service, Inc.,
                                       its general partner


                                       By:  /s/ Jon L. Halpern
                                           _______________________________
                                           Name:    Jon L. Halpern
                                           Title:   President


                                  Veritech Ventures LLC
                                  2 Manhattanville Road
                                  Suite 205
                                  Purchase, New York  10577
                                  Tel:  914-460-0660
                                  Fax: 914-460-0662

                                  By: JAH Realties, L.P., its managing member,

                                  By: JLH Realty Management Service, Inc.,
                                           its general partner


                                       By:  /s/ Jon L. Halpern
                                          _______________________________
                                          Name:    Jon L. Halpern
                                          Title:   President

                          (SIGNATURE PAGE CONTINUES)

                                  JAH I/O, LLC
                                  2 Manhattanville Road
                                  Suite 205
                                  Purchase, New York  10577
                                  Tel:  914-460-0660
                                  Fax: 914-460-0662

                                  By: JAH Realties, L.P., its managing member,

                                  By: JLH Realty Management Service, Inc.,
                                       its general partner
                                       By:  /s/ Jon L. Halpern
                                        _____________________________
                                        Name:  Jon L. Halpern
                                        Title:   President


                          (SIGNATURE PAGE CONTINUES)

Accepted and agreed to this
23rd day of September, 1999

Reckson Service Industries, Inc.
10 East 50th Street
New York, NY  10022
Tel:  (212) 931-8000
Fax:  (212) 931-8001


By:  /s/ Scott Rechler
     ________________________________
     Name:  Scott Rechler
     Title: Chief Executive Officer

RSI I/O Holdings, Inc.
10 East 50th Street
New York, NY  10022
Tel:  (212) 931-8000
Fax:  (212) 931-8001


By:  /s/ Scott Rechler
________________________________
     Name:  Scott Rechler
     Title: Chief Executive Officer

RSI-OnSite Holdings LLC
10 East 50th Street
New York, NY  10022
Tel:  (212) 931-8000
Fax:  (212) 931-8001

By:      Reckson Service Industries, Inc.
                  Its' sole member


                  By:  /s/ Scott Rechler
                       ___________________________
                       Name:  Scott Rechler
                       Title: Chief Executive Officer


                          (SIGNATURE PAGE CONTINUES)

RSI-OSA Holdings, Inc.
10 East 50th Street
New York, NY  10022
Tel:  (212) 931-8000
Fax:  (212) 931-8001


         By:  /s/ Scott Rechler
              ________________________________
              Name:  Scott Rechler
              Title: President






                            (FINAL SIGNATURE PAGE)

          Exhibit I to the Letter Agreement dated September 23, 1999

                         Form of Waiver and Amendment

          Exhibit II to the Letter Agreement dated September 23, 1999

                 Form of the Rabinowitz Acquisition Agreement

         Exhibit III to the Letter Agreement dated September 23, 1999

                            Form of Promissory Note

          Exhibit IV to the Letter Agreement dated September 23, 1999

                         Form of the Escrow Agreement

          Exhibit V to the Letter Agreement dated September 23, 1999

                   Form of the Registration Rights Agreement

          Schedule 9 to the Letter Agreement dated September 23, 1999
                        Representations and Warranties

        Schedule 20(i) to the Letter Agreement dated September 23, 1999
                             Copies of Resolutions

       Schedule 20(ii) to the Letter Agreement dated September 23, 1999


Number and ownership of shares in RSI, RARC and units in Reckson Operating Partnership, L.P. Owned by any of Sellers.